UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015 (July 13, 2015)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 2, 2015, by GameStop Corp., a Delaware corporation (“GameStop” or “Parent”), Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Parent, Gadget Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and Geeknet Inc., a Delaware corporation (the “Company” or “Geeknet”), pursuant to which, among other things, Purchaser commenced a cash tender offer (the “Offer”) for all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $20.00 per Share, net to the seller in cash, without interest, and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase for Cash, dated June 15, 2015 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal, copies of which are attached as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on June 15, 2015 (together with any amendments and supplements thereto, the “Schedule TO”).

Item 8.01. Other Events.

The Offer and withdrawal rights expired as scheduled at 11:59, New York City time, on July 13, 2015 (the “Expiration Date”). Computershare Trust Company, N.A., the depositary for the Offer, has advised us that, as of the Expiration Date, 5,924,629 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 86.38% of the then issued and outstanding Shares. The number of Shares tendered satisfies the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On July 17, 2015, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each Share (other than Shares held in the Company’s treasury and any Shares owned by stockholders who properly exercised any available rights of appraisal under Section 262 of the DGCL) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

Pursuant to the Merger Agreement, each outstanding option award (“Option”) granted pursuant to the Company’s 2007 Equity Incentive Plan (“Company Stock Plan”) that was outstanding and unexercised immediately prior to the Effective Time vested in full and was automatically canceled and terminated as of the Effective Time in consideration for the right to receive a cash payment, without interest and less the amount of any tax withholding, equal to the product of (i) the positive difference, if any, of the Offer Price minus the exercise price per share of such Option multiplied by (ii) the number of Shares issuable upon the exercise of such Option as of immediately prior to the Effective Time. Options with an exercise price that was equal to or greater than the Offer Price were, upon the consummation of the Merger, automatically terminated and canceled without consideration.

Each restricted stock unit under the Company Stock Plan (“RSU”) that was outstanding immediately prior to the Effective Time became fully vested and the restrictions thereon lapsed, and such RSU was canceled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the Offer Price multiplied by the number of Shares subject to such RSU.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $140 million, including payments in respect of Options and RSUs. GameStop funded the payment of Shares from available cash on hand.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by GameStop with the SEC on June 2, 2015 and is incorporated herein by reference.

A copy of the press release issued by GameStop on July 14, 2015 announcing the expiration and preliminary results of the Offer filed as Exhibit (a)(5)(C) to Amendment No. 2 to the Schedule TO-T filed by GameStop with the SEC on July 14, 2015 is incorporated herein by reference as Exhibit 99.1.

A copy of the press release issued by GameStop on July 17, 2015 announcing the acceptance of the Shares and consummation of the Merger filed as Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO-T filed by GameStop with the

SEC on July 17, 2015 is incorporated herein by reference as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 14, 2015 (incorporated by reference to Exhibit (a)(5)(C) to Amendment No. 2 to the Schedule TO-T filed by GameStop on July 14, 2015).
99.2	Press Release, dated July 17, 2015 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO-T filed by GameStop on July 17, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: July 17, 2015	By:	/s/ Robert A. Lloyd
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 14, 2015 (incorporated by reference to Exhibit (a)(5)(C) to Amendment No. 2 to the Schedule TO-T filed by GameStop on July 14, 2015).
99.2	Press Release, dated July 17, 2015 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 3 to the Schedule TO-T filed by GameStop on July 17, 2015).